EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-26007; 333-48918, 333-89006 and 333-111854) of Ablest Inc. of our report dated March 9, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/PricewaterhouseCoopers LLP
Tampa, Florida
April 25, 2007